UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-2653793
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Race Avenue Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, No Par Value	NASDAQ

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐.

Securities Act registration statement file number to which this Form relates: 333-128913 and 333-131215.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, no par value, is incorporated herein by reference to the section entitled “DESCRIPTION OF EASTERN HOLDINGS CAPITAL STOCK” set forth in the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission. The description of the provisions in the Registrant’s Articles of Incorporation and Bylaws that may have an effect of delaying, deferring or preventing a change in control of the Registrant, is incorporated herein by reference to the section entitled “DESCRIPTION OF EASTERN HOLDINGS CAPITAL STOCK – Restrictions on Acquisition of Eastern Holdings and Related Anti-Takeover Provisions” set forth in the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission.

Item 2. Exhibits.

1.	Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission).

2.	Articles of Incorporation of Eastern Insurance Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission).

3.	Bylaws of Eastern Insurance Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EASTERN INSURANCE HOLDINGS, INC. (Registrant)

Date: June 6, 2006	By	/s/ Kevin M. Shook
Kevin M. Shook, Chief Financial Officer

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EXHIBIT INDEX

NUMBER	DESCRIPTION
1.	Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission).

2.	Articles of Incorporation of Eastern Insurance Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission).

3.	Bylaws of Eastern Insurance Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement No. 333-128913 on Form S-1 filed with the Commission).

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